PREPARED BY:
Arnall Golden Gregory LLP
Steven A. Kaye Esquire
171 17th St NW Suite 2100
Atlanta, GA 30363

RECORD AND RETURN TO:
First American Title Company
Leonard Shatz, Esquire
Two Liberty Place
50 South 16th St Suite 3010
Philadelphia, PA 19102

Tax Parcel Number: 88-1446200

DEED

THIS INDENTURE is executed the 29th day of June, in the year two thousand and eleven (2011), and effective as of 11:59 p.m. on the 30th day of June, in the year two thousand and eleven (2011), between CARE PAVILION, INC., a Pennsylvania nonprofit corporation (hereinafter called the “Grantor”), of the one part, and G&E HC REIT II CARE PAVILION SNF, L.P., a Delaware limited partnership (hereinafter called the “Grantee”), of the other part.

WITNESSETH, that the Grantor, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00), lawful money of the United States of America, unto it well and truly paid by the Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, bargained and sold, aliened, enfeoffed, released and confirmed, and by these presents does grant, bargain and sell, alien, enfeoff, release and confirm unto the Grantee, its successors and assigns, the premises described as follows:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements located thereon, situate in the City and County of Philadelphia, Commonwealth of Pennsylvania, as more particularly described on Exhibit A attached hereto (hereinafter called “Premises A”).

UNDER AND SUBJECT to those matters set forth on Exhibit C attached hereto.

AND THE SAID GRANTOR has remised, released and quitclaimed, and by these presents does remise, release and quitclaim unto Grantee, its successors and assigns, the premises described as follows:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements located thereon, situate in the City and County of Philadelphia, Commonwealth of Pennsylvania, as more particularly described on Exhibit B attached hereto (hereinafter called “Premises B”).

AS TO PREMISES A:

TOGETHER with all and singular the buildings, improvements, ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever unto the hereby granted Premises A belonging, or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of it, the Grantor, as well at law as in equity, or otherwise howsoever, of, in, and to the same and every part thereof.

TO HAVE AND TO HOLD the said Premises A above described together with the improvements thereon erected, hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the Grantee, its successors and assigns, to and for the only proper use and behalf of the Grantee, its successors and assigns forever.

AND the Grantor, for itself and its successors, does covenant, grant and agree, to and with the Grantee, its successors and assigns, by these presents, that it, the said Grantor and its successors, all and singular the hereditaments and premises hereby granted or mentioned and intended so to be, with the appurtenances, unto the Grantee, its successors and assigns against it, the Grantor and its successors, and against all and every person and persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under it, them or any of them, shall and will, UNDER AND SUBJECT as aforesaid, WARRANT and forever DEFEND.

AS TO PREMISES B:

TOGETHER with all and singular the buildings, improvements, ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever unto the hereby granted Premises B belonging, or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever, if any, of it, the Grantor, as well at law as in equity, or otherwise howsoever, of, in, and to the same and every part thereof.

TO HAVE AND TO HOLD the said Premises B above described together with the improvements thereon erected, hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the Grantee, its successors and assigns, to and for the only proper use and behalf of the Grantee, its successors and assigns forever, WITHOUT WARRANTY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor has caused this Indenture to be executed under seal, on the day and year first above written.

CARE PAVILION, INC.,
a Pennsylvania nonprofit corporation

By: /s/ Don Levesque
Title: Treasurer

COMMONWEALTH OF PENNSYLVANIA	:
COUNTY OF PHILADELPHIA	: SS :

On this, the 29th day of June, 2011, before me, the undersigned officer, personally appeared Don Levesque, who acknowledged himself to be the Treasurer of CARE PAVILION, INC., a Pennsylvania nonprofit corporation, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation, by himself as Treasurer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Lelia L. Hilliard
NOTARY PUBLIC
My commission expires on May 21, 2014
(Notarial Seal)

The address of the above-named Grantee is:

G&E HC REIT II Care Pavilion SNF, L.P.

c/o Grubb & Ellis Equity Advisors, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 97205

/s/ Leonard Shatz
On Behalf of Grantee